Exhibit 10.30

EXECUTION COPY

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE 7, 2018 BY AND AMONG THE SUBORDINATED CREDITORS AND COMVEST CAPITAL IV, L.P., AS SENIOR AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.”

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

$10,000,000.00	June 7, 2018
Joplin, Missouri

This Amended and Restated Subordinated Promissory Note (this “Note”) amends and restates, in its entirety, the Subordinated Promissory Note (the “Prior Note”), dated November 3, 2016, issued to the parties designated as “Sellers” on the signature page to the Prior Note (each defined herein as a “Subordinated Creditor” and collectively as, the “Subordinated Creditors”) delivered pursuant to that certain Stock Purchase Agreement, dated as of November 3, 2016 (the “Purchase Agreement”), by and among Vintage Stock Affiliated Holdings LLC, a Nevada limited liability company (designated as the “Buyer” within the Prior Note, and defined herein as the “Parent” or the “Borrower”), Vintage Stock, Inc., a Missouri corporation (designated as the “Company” within the Prior Note, and defined herein as “VSI”), the Subordinated Creditors, and Rodney Spriggs, in his capacity as the representative of the Subordinated Creditors for certain purposes of the Purchase Agreement and Prior Note (designated as the “Sellers’ Representative” within the Prior Note, and defined herein as the “Subordinated Creditors’ Representative”).

This Note is delivered pursuant to the Purchase Agreement and amends and restates, in its entirety, the Prior Note.

In this Note, (a) the terms “Senior Credit Agreement”, “Senior Debt”, “Senior Lenders”, and “Senior Loan Documents” shall have the meanings given to them in the Subordination Agreement; and (b) the term “Business Day” shall mean a day other than (i) a Saturday; (ii) a Sunday; or (iii) a day on which banking institutions in the State of Missouri are authorized or required by applicable law or executive order to close.

1.                  Subordination Agreement. The Borrower, for itself and its successors, and each Subordinated Creditor, by acceptance of this Note, agree that the payment of this Note, both principal and interest, and all other indebtedness evidenced hereby, is subordinate and subject to the prior rights of COMVEST CAPITAL IV, L.P., as a Senior Lender and as Agent for the Senior Lenders (the “Senior Agent”). This Note will be subordinated to the Senior Debt in accordance with the terms and conditions set forth in the Subordination Agreement.

2.                  Principal and Interest; Payments; Set-Off.

(a)              Principal and Interest. The Borrower, for value received, hereby promises to pay to the order of the Subordinated Creditors, proportionately in accordance with the percentage interests set forth in Schedule I hereto, in immediately available funds on the terms set forth herein, (i) the aggregate principal amount of this Note; and (ii) simple interest on the unpaid principal balance from time to time outstanding under this Note, from the date hereof until the principal balance is paid in full, at an annual rate equal to eight percent (8.0%) (computed on the basis of a 360-day year and the actual number of days of elapsed) (“Current Interest”). The principal amount of this Note shall be Ten Million Dollars and NO/ 100 Dollars ($10,000,000.00) as of the issuance date of this Note.

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(b)               Payments. Current Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on June 7, 2018, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until September 6, 2023 (the “Maturity Date”), at which time the entire outstanding principal balance, together with all accrued and unpaid Current Interest thereon, shall be immediately due and payable in full. All payments on this Note will be applied to the payment of accrued and unpaid Current Interest before being applied to the payment of then-outstanding principal. Principal and interest due under this Note shall be payable in U.S. dollars to the Subordinated Creditors by wire transfer in immediately available funds to accounts designated by the Subordinated Creditors in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. Subject to the Subordination Agreement, the Borrower may prepay this Note in whole or in part at any time or from time to time without penalty, premium, or notice by paying the principal amount to be prepaid, together with accrued but unpaid Current Interest thereon to the date of prepayment.

(c)               Set-off. The Borrower may, pursuant to Section 11.5 of the Purchase Agreement, and by written notice to the Subordinated Creditors’ Representative, reduce or set-off against the principal amount outstanding under this Note and any accrued and unpaid Current Interest, the amount of any Losses (as that term is defined within the Purchase Agreement) for which the Subordinated Creditors are determined to be liable to any Buyer Indemnified Party (as that term is defined within the Purchase Agreement) pursuant to Section 7.1 or Section 11 of the Purchase Agreement, subject to the indemnification limitations set forth in the Purchase Agreement. Any reduction or set-off in accordance with the preceding sentence shall be deemed effective as of the issuance date of this Note.

3.       Default.

(a)               Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i)                The Borrower fails to pay when due any principal or interest payment on this Note;

(ii)               The Borrower fails to observe or perform any other covenant, obligation, or agreement contained in this Note and does not cure the failure within ten (10) Business Days after notice by the Subordinated Creditors’ Representative thereof; or

(iii)             The Borrower: (A) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (B) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; or (C) makes a general assignment for the benefit of its creditors or institutes a proceeding, or has an involuntary proceeding instituted against it, seeking a judgment of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar law affecting creditors’ rights that is not dismissed within one hundred twenty (120) days thereafter.

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(b)              Remedies. Upon the occurrence of an Event of Default hereunder and following the expiration of any cure period set forth in Section 3(a)(ii) or 3(a)(iii)(C), the Subordinated Creditors’ Representative, on behalf of the Subordinated Creditors, may, at his option, (i) by written notice to the Borrower, declare the entire unpaid principal balance of this Note, together with all accrued and unpaid Current Interest thereon, immediately due and payable; or (ii) exercise any rights and remedies available to him on behalf of the Subordinated Creditors under applicable law; in each case, only to the extent permitted under the Subordination Agreement. The Borrower will pay all reasonable costs and expenses incurred by or on behalf of the Subordinated Creditors’ Representative in connection with the Subordinated Creditors’ Representative’s exercise of any or all of his rights and remedies (on behalf of the Subordinated Creditors) under this Note following an Event of Default.

4.       Miscellaneous.

(a)               Successors and Assigns. Neither this Note nor any of the rights, interests, or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of the Subordinated Creditors’ Representative or by any Subordinated Creditor without the prior written consent of the Borrower (in each case, not to be unreasonably withheld, delayed, denied, or conditioned). Subject to the restrictions on assignment set forth in this Section 4(a), the rights and obligations of the Borrower and the Subordinated Creditors under this Note shall be binding upon and benefit the successors, heirs, and assigns of the parties hereto.

(b)               Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Borrower and the Subordinated Creditors’ Representative (on behalf of the Subordinated Creditors) the extent permitted under the Subordination Agreement and the Senior Loan Documents. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Note will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Note can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party granting the waiver or renouncing the claim or right; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Note.

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(c)               Notices; Waivers. Any notice, request, or other communication required or permitted to be delivered under this Note shall be in writing addressed to the respective party as set forth below, by one of the following methods: (i) hand delivery, whereby delivery is deemed to occur at the time of delivery; (ii) electronic transmission (facsimile or email), so long as transmission is completed no later than 5:00 PM Central on a Business Day and the original also is sent via overnight courier or United States mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is complete; (iii) a nationally or regionally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier; (iv) registered United States mail, signature required and postage-prepaid, whereby delivery is deemed to have occurred on the third (3rd) Business Day following deposit with the United States Postal Service. Notices shall be addressed as follows:

If to the Borrower or VSI:

Vintage Stock Affiliated Holdings LLC

c/o Live Ventures Incorporated

325 East Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

Attn: Jon Isaac

Email: j.isaac@isaac.com

Facsimile: 858-259-6661

with a copy (which shall not constitute notice) to:

Venable, LLP

750 E. Pratt Street, Suite 900

Baltimore, Maryland 21202

Attn: Anthony J. Rosso and Bryan Rakes

Facsimile: 410-244-7742

with another copy (which shall not constitute notice) to:

Vintage Stock Affiliated Holdings LLC

c/o Live Ventures Incorporated

325 East Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

Attn: Michael Stein

Email: mstein@live-ventures.com

Facsimile: 702-997-5968

If to any Subordinated Creditor or the Subordinated Creditors’ Representative:

Rodney Spriggs

202 E. 32nd Street

Joplin, Missouri 64804

Email: Rodney.spriggs@vintagestock.com

Facsimile: 417-782-0024

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with a copy (which shall not constitute notice) to:

Mann Conroy LLC

1316 Saint Louis Avenue

2nd Floor

Kansas City, Missouri 64101

Attn: Kyle Conroy, Esq.

Email: kconroy@mannconroy.com

Any party hereto may change its address for the purposes of this section by giving written notice as provided in this section.

(d)               Governing Law; Jurisdiction; Jury. This Note has been delivered in and shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or based upon this Note may be instituted in the federal courts of the Western District of Missouri or the courts of the State of Missouri located in Newton County, Missouri. Each party hereto irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE.

(e)                Severability; Construction. If any provision of this Note or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof. The parties hereto have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Note. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

(f)                Counterparts. This Note may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when all such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Any signature delivered by electronic means (facsimile or email/pdf, etc.) shall be binding to the same extent as an original signature page with regard to this Note or any amendments thereof, subject to the terms thereof. A party hereto that delivers a signature page in this manner agrees promptly to deliver an original counterpart signature page to the other parties hereto; provided, however, that all of the executed counterparts shall be consolidated, be deemed to be a single promissory note, and be delivered to Subordinated Creditors’ Representative at closing.

(g)               Headings; Replacement. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. Upon receipt of evidence satisfactory to the Parent of the loss, theft, destruction, or mutilation of this Note, the Borrower will issue to the Subordinated Creditors’ Representative a new Note containing all of the terms and provisions set forth herein, in lieu of such lost, stolen, destroyed, or mutilated Note.

(h)               Remedies. The rights, obligations, and remedies created by this Note are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity.

(i)                Time Is of the Essence. Time is of the essence regarding payments due under this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, a duly authorized representative of the Borrower has duly executed and delivered this Note as of the date first written above.

VINTAGE STOCK AFFILIATED HOLDINGS LLC

By: /s/ Jon Isaac

Name: Jon Isaac

Title: President and Chief Executive Officer

Accepted and Agreed:

By the Subordinate Creditors:

By:	/s/ Rodney Spriggs	By:	/s/ Sherry Spriggs
Printed Name:	Rodney Spriggs	Printed Name:	Sherry Spriggs
Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012		Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012

By:	/s/ Ken Caviness	By:	/s/ Deanna Caviness
Printed Name:	Ken Caviness	Printed Name:	Deanna Caviness
Trustee, Ken and Deanna Caviness Living Trust, dated July 12, 2002		Trustee, Ken and Deanna Caviness Living Trust, dated July 12, 2002

By:	/s/ Steven Wilcox	By:	/s/ Anna Wilcox
Printed Name:	Steven Wilcox	Printed Name:	Anna Wilcox
Trustee, Steven and Anna Wilcox Living Trust, dated May 15, 2012		Trustee, Steven and Anna Wilcox Living Trust, dated May 15, 2012

By the Subordinated Creditors' Representative:

/s/ Rodney Spriggs
Rodney Spriggs

Signature Page to the Amended and Restated Subordinated Promissory Note

Schedule I

Name of Subordinated Creditor	Percentage Interest

Rodney and Sherry Spriggs Living Trust, dated April 18, 2012	41.134752%

Steven and Anna Wilcox Living Trust, dated May 15, 2012	17.730496%

Ken and Deanna Caviness Living Trust, dated July 12, 2002	41.134752%

Schedule I to the Amended and Restated Subordinated Promissory Note